Exhibit 99.1

Revance Therapeutics Defines Clinical Program Milestones

and Provides Financial Guidance for 2015

Specifies Milestones for Botulinum Toxin Product Candidates, Topical RT001 and Injectable RT002, for Aesthetic and Therapeutic Indications

Updates 2014 Financial Guidance

NEWARK, Calif., January 12, 2015 – Revance Therapeutics, Inc. (NASDAQ:RVNC), a specialty biopharmaceutical company developing botulinum toxin products for the use in aesthetic and therapeutic indications, today defined 2015 clinical milestones for both of its botulinum toxin product candidates, RT001 and RT002. The company also announced financial guidance for 2015.

“We are advancing our product pipeline to build a premier specialty pharmaceutical company, targeting the botulinum toxin market, which has seen double-digit growth for the past several years and is expected to reach $4.7 billion by 2018,” said Dan Browne, co-founder, President and Chief Executive Officer of Revance. “Revance has developed a unique, patented technology and highly differentiated product candidates – applicable across a broad spectrum of aesthetic and therapeutic categories. We believe the opportunity to develop and commercialize botulinum toxin products with the ability to be delivered topically and with longer duration than existing injectable products is game-changing, and we are excited with the results seen in our clinical trials to date.”

Topical RT001 – Aesthetic Indication for the Treatment of Lateral Canthal (Crow’s Feet) Lines

Following a comprehensive analysis of the data obtained in prior studies, Revance plans to commence a new open-label study using RT001 drug product manufactured in its commercial facility. The company expects to initiate and conclude that study in the first half of 2015. Following the successful completion of the open-label study, Revance expects to start its first Phase 3 pivotal study in the U.S. and report efficacy results in the second half of 2015.

Topical RT001 – Therapeutic Indication for the Treatment of Hyperhidrosis (Excessive Sweating)

Revance expects to initiate a Phase 1/2 clinical study using topical RT001 for the treatment of hyperhidrosis in mid-2015. The company is currently completing the final design of the trial and expects to report preliminary efficacy results from this trial in the second half of 2015.

Injectable RT002 – Aesthetic Indication for the Treatment of Glabellar (Frown) Lines

Revance initiated BELMONT, a Phase 2 active comparator clinical trial against the market leader, BOTOX® Cosmetic, for the treatment of glabellar (frown) lines. The design of this five-arm, dose-ranging trial includes three different doses of RT002, a placebo and a comparator arm. The study is expected to enroll 250 patients in a multi-center trial to evaluate safety, efficacy, and duration of effect. Revance expects to report interim duration results from this study in late 2015. Additional information about the trial , including eligiblity criteria, can be found at www.clinicaltrials.gov. (Clinical trial identifier NCT02303002). Any information that is included on or linked to the foregoing website is not part of this release.

Injectable RT002 – Therapeutic Indications

Revance is currently exploring indications in muscle movement disorders, which account for a large proportion of neurotoxin therapeutic sales globally, along with other therapeutic uses. The company plans to provide information on the selected indication Phase 1/2 clinical trial design in the first half of 2015 and to report the related clinical results in the second half of 2015.

Financial Guidance for 2014

Revance continues to expect 2014 cash burn to be in the range of $69 to $71 million. The company is updating its guidance for 2014 non-GAAP operating expense to be in the range of $42 to $46 million, excluding depreciation of $2 to $3 million and stock-based compensation of $6 to $7 million. Revance’s prior guidance of $45 to $50 million for 2014 non-GAAP operating expense was provided on November 12, 2014.

Financial Guidance for 2015

Revance expects cash burn for 2015 to be in the range of $74 to $84 million. Revance expects 2015 non-GAAP operating expense to be in the range of $72 to $80 million, excluding depreciation of $2 to $3 million and estimated stock-based compensation of $10 to $12 million. With additional clinical trials planned for 2015, Revance anticipates 2015 non-GAAP research and development expense to be in the range of $52 to $60 million, excluding depreciation of $2 to $3 million and estimated stock-based compensation of $5 to $7 million.

About RT001

RT001, an investigational product, is a topical gel formulation of botulinum toxin type A in a proprietary, single-use administration apparatus. RT001 is applied to the skin and uses our patented TransMTS® peptide technology to enable delivery of botulinum toxin across the skin, eliminating the need for injections. Our initial focus is to develop and commercialize RT001 for indications where topical application provides a meaningful advantage over injectable administration.

About RT002

RT002, an investigational product, is a novel, injectable form of botulinum toxin type A. RT002 combines Revance’s proprietary, pure 150kD botulinum toxin type A molecule without any accessory proteins or animal derived components with the patented TransMTS® peptide technology. RT002 is designed to offer favorable duration and more targeted delivery to the intended treatment sites, while reducing its spread beyond the site of local injection. RT002 is in clinical development for the treatment of glabellar (frown) lines and has the potential to address additional therapeutic indications in movement disorders, pain, urology, ophthalmology, musculoskeletal, and other potential uses where more targeted delivery is required or longer duration is desired.

About Revance Therapeutics, Inc.

Revance is a specialty biopharmaceutical company focused on the development, manufacturing and commercialization of novel botulinum toxin products for multiple aesthetic and therapeutic applications. Revance is leveraging its proprietary portfolio of botulinum toxin compounds combined with its patented TransMTS® peptide delivery system to address unmet needs in the large and growing aesthetic and therapeutic botulinum toxin market. Revance’s proprietary TransMTS® technology enables transcutaneous delivery of botulinum toxin A, eliminating the need for injections. Revance’s lead product candidate, RT001, is a topical formulation of botulinum toxin type A, which has the potential to be the first commercially-available non-injectable dose form. RT001 is being evaluated in a broad clinical program that includes aesthetic indications such as crow’s feet lines (wrinkles near the eyes) and therapeutic indications such as hyperhidrosis (excessive sweating). Revance’s second product candidate is RT002, a novel injectable formulation of botulinum toxin type A designed to be more targeted and longer lasting than currently available botulinum toxin injectable products.

For more information, please visit: www.revance.com

“Revance Therapeutics”, TransMTS® and the Revance logo are registered trademarks of Revance Therapeutics, Inc.

*	BOTOX ® is a registered trademark of Allergan, Inc.

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to Revance Therapeutics’ 2014 and 2015 financial outlook and other financial performance; the process and timing of, and ability to complete, anticipated future clinical development of our product candidates, including but limited to initiation and design of clinical studies for current and future indications, related results and reporting of such results; statements about our business strategy, goals and market for our anticipated products, plans and prospects; our ability to obtain regulatory approval; potential benefits of our product candidates and our technologies; and future financial performance.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties include, but are not limited to: the outcome, cost and timing of our product development activities and clinical trials; the uncertain clinical development process, including the risk that clinical trials may not have an effective design or generate positive results; our ability to obtain and maintain regulatory approval of our product candidates; our ability to obtain funding for our operations; our plans to research, develop and commercialize our product candidates; our ability to achieve market acceptance of our product candidates; unanticipated costs or delays in research, development and commercialization efforts; the applicability of clinical study results to actual outcomes; the size and growth potential of the markets for our product candidates; our ability to successfully commercialize our product candidates and the timing of commercialization activities; the rate and degree of market acceptance of our product candidates; our ability to develop sales and marketing capabilities; the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for financing; our ability to continue obtaining and maintaining intellectual property protection for our product candidates; and other risks. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in Revance’s periodic filings with the Securities and Exchange Commission (the “SEC”), including factors described in the section entitled described in the “Risk Factors” section of our quarterly report on Form 10-Q filed November 13, 2014. These forward-looking statements speak only as of the date hereof. Revance disclaims any obligation to update these forward-looking statements.

Use of Non-GAAP Financial Measures

Revance has presented certain non-GAAP financial measures in this release. This release and the reconciliation tables included herein include total non-GAAP operating expense and non-GAAP R&D expense, both of which exclude depreciation and stock-based compensation. Revance excludes depreciation costs and stock-based compensation expense because management believes the exclusion of these items is helpful to investors to evaluate Revance’s recurring operational performance. Revance management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an on-going basis, and internally for operating, budgeting and financial planning purposes. The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

Revance Therapeutics, Inc.

Financial Guidance

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense

(In thousands)

	Fiscal Year		Fiscal Year
	2015		2014
	Low	High	Low	High
Operating Expense:
GAAP Operating Expense	$84,000	$95,000	$50,000	$56,000
Adjustments:
Stock-based compensation	(10,000)	(12,000)	(6,000)	(7,000)
Depreciation	(2,000)	(3,000)	(2,000)	(3,000)

Non-GAAP Operating Expense	$72,000	$80,000	$42,000	$46,000

Reconciliation of GAAP R&D Expense to Non-GAAP R&D Expense

(In thousands)

	Fiscal Year
	2015
	Low	High
Operating Expense:
GAAP R&D Expense	$59,000	$70,000
Adjustments:
Stock-based compensation	(5,000)	(7,000)
Depreciation	(2,000)	(3,000)

Non-GAAP R&D Expense	$52,000	$60,000

Contacts

Investors:

Revance Therapeutics

Jeanie Herbert

(714) 325-3584

jherbert@revance.com

Westwicke Partners

Leigh Salvo

(415) 513-1281

leigh.salvo@westwicke.comleigh.salvo@westwicke.com

Media:

Brewlife

Kelli Kampanis

(212-301-7172)

kkampanis@w2ogroup.comkkampanis@w2ogroup.com